UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2004

RTW, Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-25508	41-1440870
(Commission File Number)	(IRS Employer Identification No.)

8500 Normandale Lake Blvd., Suite 1400 Bloomington, MN (Address of principal executive offices)	55437 (Zip Code)

Registrant’s telephone number, including area code 952-893-0403

Item 5. RTW, Inc. Awarded Contract with the Minnesota Assigned Risk Plan
Item 7 — Financial Statements and Exhibits:
SIGNATURES
Press Release

Items 1-4, 6 and 8-12 are not applicable and therefore omitted.

Item 5. RTW, Inc. Awarded Contract with the Minnesota Assigned Risk Plan

     On March 12, 2004, RTW announced that it has been awarded a three-year contract with the Minnesota Assigned Risk Plan (Plan). Under the terms of the contract, RTW will provide policy issuance and claims management services to twenty-five percent (25%) of the Plan policyholders on a fee-for-service basis. The contract also has a mutual two-year extension provision. Under the contract, RTW will provide its proprietary claims management products and services, ID15® and RTW Solution®, along with statutory claims management services to reduce the Plan’s workers’ compensation costs. The Minnesota Assigned Risk Plan provides workers compensation coverage for approximately 42,000 Minnesota employers that have been unable to secure workers’ compensation coverage through the voluntary insurance market.

Item 7 — Financial Statements and Exhibits:

(c)	Exhibits

99.1	RTW, Inc. Press Release dated March 12, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.

Dated: March 12, 2004	By	/s/ Jeffrey B. Murphy

Jeffrey B. Murphy President and Chief Executive Officer (Principal Executive Officer)